UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015 (January 5, 2015)

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

460 Herndon Parkway, Suite 150

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 456-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 5, 2015, HC2 Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors (collectively, the “Purchasers”), pursuant to which the Company agreed to sell an aggregate of 14,000 shares of Series A-2 Convertible Participating Preferred Stock of the Company (the “Series A-2 Preferred Stock”) to the Purchasers at a purchase price of $1,000 per share, resulting in aggregate gross proceeds to the Company of $14 million (the “Private Placement”). All conditions to closing that by their terms were to be satisfied prior to funding were satisfied and the funding of the transaction occurred on January 5, 2015. Pursuant to the Securities Purchase Agreement, the Company made certain customary representations and warranties concerning the Company and its subsidiaries and agreed to certain covenants for the benefit of the Purchasers. The net proceeds will be used for general corporate purposes.

Each share of Series A-2 Preferred Stock is initially convertible at a conversion price of $8.25 (as it may be adjusted from time to time, the “Conversion Price”), which is subject to adjustment for dividends, certain distributions, stock splits, combinations, reclassifications, reorganizations, mergers, recapitalizations and similar events, as well as in connection with issuances of equity or equity-linked or other comparable securities by the Company at a price per share (or with a conversion or exercise price or effective issue price) that is below the Conversion Price (which adjustment shall be made on a weighted average basis). The $8.25 initial Conversion Price represents an approximately 6% premium to the Company’s common stock’s (the “Common Stock”) thirty-day volume weighted average price (“VWAP”).

Subject to each Purchaser meeting (together with its affiliates) certain ownership thresholds and certain exceptions, the Securities Purchase Agreement provides that (i) each Purchaser will be entitled to participate, on a pro rata basis in accordance with its ownership percentage, in certain issuances of equity securities by the Company and (ii) the Purchasers will be entitled to purchase in the aggregate up to 8% of issuances of non-convertible and non-voting preferred equity securities of the Company.

Certain affiliated Purchasers will have the right to, for so long as such Purchasers together hold a certain amount of the Preferred Stock (or Common Stock issued upon conversion of such Preferred Stock) initially purchased, appoint one observer to attend all meetings of the board of directors, any committee of the board of directors, and the board of directors of any wholly owned subsidiary of the Company and any committee thereof.

This description of the Securities Purchase Agreement is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The Securities Purchase Agreement contains a number of representations and warranties that the Company and the Purchasers have made to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company and the Purchasers have exchanged in connection with signing the Securities Purchase Agreement. These disclosure schedules contain information that has been included in the general prior public disclosures of the Company, as well as additional non-public information. While we do not believe that this non-public information is required to be publicly disclosed by the Company under the applicable securities laws, that information does modify, qualify and create exceptions to the representations and warranties set forth in the Securities Purchase Agreement. In addition, these representations and warranties were made as January 5, 2015 or such earlier date as indicated in the Securities Purchase Agreement. Information concerning the subject matter of the representations and warranties may have changed since January 5, 2015 or such earlier date, which subsequent information may or may not be fully reflected in the public disclosures of the Company. Moreover, representations and warranties are frequently utilized in Securities Purchase Agreements as a means of allocating risks, both known and unknown, rather than to make affirmative factual claims or statements. Accordingly, persons not party to the Securities Purchase Agreement should not rely on it for any current characterization of factual information about the Company or the Purchasers.

Series A-2 Preferred Stock

The following summary of the terms of the Series A-2 Preferred Stock is qualified in its entirety by reference to the Certificate of Designation of Series A-2 Convertible Participating Preferred Stock of HC2 Holdings, Inc., adopted on January 5, 2015 (the “Certificate of Designation”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Dividends. The Series A-2 Preferred Stock will accrue a cumulative quarterly cash dividend at an annualized rate of 7.50%. The accrued value of the Series A-2 Preferred Stock will accrete quarterly at an annualized rate of 4.00% that will be reduced to 2.00% or 0.00% if the Company achieves specified rates of growth measured by increases in its net asset value; provided, that the accreting dividend rate will be 7.25% in the event that (A) the daily VWAP of the Common Stock is less than a certain threshold amount, (B) the Common Stock is not registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, (C) following May 29, 2015, the Common Stock is not listed on certain national securities exchanges or the Company is delinquent in the payment of any cash dividends. The Series A-2 Preferred Stock is also entitled to participate in cash and in-kind distributions to holders of shares of Common Stock on an as-converted basis.

Optional Conversion. Each share of Series A-2 Preferred Stock may be converted by the holder into Common Stock at any time based on the then-applicable Conversion Price.

Redemption by the Holders / Automatic Conversion. On May 29, 2021, holders of the Series A-2 Preferred Stock shall be entitled to cause the Company to redeem the Series A-2 Preferred Stock at the accrued value per share plus accrued but unpaid dividends (to the extent not included in the accrued value of Series A-2 Preferred Stock). Each share of Series A-2 Preferred Stock that is not so redeemed will be automatically converted into shares of Common Stock at the Conversion Price then in effect.

Upon a change of control (as defined in the Certificate of Designation) holders of the Series A-2 Preferred Stock shall be entitled to cause the Company to redeem their Series A-2 Preferred Stock at a price per share of Series A-2 Preferred Stock equal to the greater of (i) the accrued value of the Series A-2 Preferred Stock, which amount would be multiplied by 150% in the event of a change of control occurring on or prior to May 29, 2017, plus any accrued and unpaid dividends (to the extent not included in the accrued value of Series A-2 Preferred Stock), and (ii) the value that would be received if the share of Series A-2 Preferred Stock were converted into Common Stock immediately prior to the change of control.

Redemption by the Company. At any time after May 29, 2017, the Company may redeem the Series A-2 Preferred Stock, in whole but not in part, at a price per share generally equal to 150% of the accrued value per share, plus accrued but unpaid dividends (to the extent not included in the accrued value of Series A-2 Preferred Stock), subject to the holder’s right to convert prior to such redemption.

Forced Conversion. After May 29, 2017, the Company may force conversion of the Series A-2 Preferred Stock into Common Stock if the Common Stock’s thirty-day VWAP exceeds 150% of the then-applicable Conversion Price and the Common Stock’s daily VWAP exceeds 150% of the then-applicable Conversion Price for at least twenty trading days out of the thirty trading day period used to calculate the thirty-day VWAP. In the event of a forced conversion, the holders of Series A-2 Preferred Stock will have the ability to elect cash settlement in lieu of conversion if certain market liquidity thresholds for the Common Stock are not achieved.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company (any such event, a “Liquidation Event”), the holders of Series A-2 Preferred Stock will be entitled to receive per share the greater of (i) the accrued value of the Series A-2 Preferred Stock, which amount would be multiplied by 150% in the event of a Liquidation Event occurring on or prior to May 29, 2017, plus any accrued and unpaid dividends (to the extent not included in the accrued value of Series A-2 Preferred Stock), and (ii) the value that would be received if the share of Series A-2 Preferred Stock were converted into Common Stock immediately prior to such occurrence. The Series A-2 Preferred Stock will rank junior to any existing or future indebtedness but senior to the Common Stock and any future equity securities other than any future senior or pari passu preferred stock issued in compliance with the Certificate of Designation. The Company’s outstanding Series A Convertible Participating Preferred Stock issued on May 29, 2014 (“Series A Preferred Stock”) and the Company’s outstanding Series A-1 Convertible Participating Preferred Stock issued on September 22, 2014 (“Series A-1 Preferred Stock”, and together with the Series A Preferred Stock and the Series A-2 Preferred Stock, the “Preferred Stock”) ranks at parity with the Series A-2 Preferred Stock.

Voting Rights. Except as required by applicable law, the holders of the shares of the Series A-2 Preferred Stock will be entitled to vote (i) on an as-converted basis with the holders of the Series A Preferred Stock and Series A-1 Preferred Stock (each on an as-converted basis) and holders of the Company’s Common Stock on all matters submitted to a vote of the holders of Common Stock, (ii) with the holders of Series A Preferred Stock and Series A-1 Preferred Stock on certain matters and (iii) separately as a class on certain limited matters.

Consent Rights. For so long as any of the Series A-2 Preferred Stock is outstanding, consent of the holders of shares representing at least 75% of the Series A-2 Preferred Stock then outstanding is required for certain material actions.

Second Amended and Restated Registration Rights Agreement

The holders of the Series A Preferred Stock, the Series A-1 Preferred Stock and the Series A-2 Preferred Stock will have certain registration rights with respect to the Common Stock underlying the Series A Preferred Stock, the Series A-1 Preferred Stock and the Series A-2 Preferred Stock pursuant to a Second Amended and Restated Registration Rights Agreement, dated as of January 5, 2015, by and among the Company, the initial holders of the Series A Preferred Stock, the initial holders of the Series A-1 Preferred Stock and the Purchasers (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, the Company is obligated to, at any time upon request from a holder of registrable securities after January 5, 2015, file a registration statement on Form S-1 under the Securities Act within thirty days after the date of such request for the benefit of the holders of the registrable securities. Alternatively, the Company has also agreed to, within thirty days after receiving a request from a holder of registrable securities (provided, that the Company is, at the time of receipt of such request, eligible to use a registration statement on Form S-3 under the Securities Act for secondary offerings of the registrable securities) use reasonable best efforts to cause such a registration statement to be filed and to maintain the effectiveness of such shelf registration statement for the benefit of the holders of the registrable securities. In the event of a registered offering by the Company of its Common Stock, holders of the registrable securities have the right to require the Company to include registrable securities held by them in such offering, subject to certain limitations, including as determined by any underwriters for the transaction. Subject to certain limitations, the Company will bear the expenses incurred in connection with registrations under the Registration Rights Agreement and will indemnify the holders of registrable securities and any underwriters against certain liabilities, including liabilities under the Securities Act.

The Registration Rights Agreement amends and restates, in its entirety, the Amended and Restated Registration Rights Agreement entered into between the Company, the initial purchasers of the Series A Preferred Stock and the initial Purchasers of the Series A-1 Preferred Stock on September 22, 2014.

This summary of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Series A Preferred Stock

On January 5, 2015, the Company amended the Certificate of Designation of Series A Convertible Participating Preferred Stock originally adopted on May 29, 2014 and amended on September 22, 2014 (the “Revised Series A Certificate”). The Revised Series A Certificate reflects the issuance of the Series A-2 Preferred Stock as a class of preferred stock which ranks at parity with the Series A Preferred Stock.

This summary of the terms of the Revised Series A Certificate is qualified in its entirety by reference to the Certificate of Amendment to the Certificate of Designation of Series A Convertible Participating Preferred Stock of HC2 Holdings, Inc., adopted on January 5, 2015, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference.

Series A-1 Preferred Stock

On January 5, 2015, the Company amended the Certificate of Designation of Series A-1 Convertible Participating Preferred Stock originally adopted on September 22, 2014 (the “Revised Series A-1 Certificate”). The Revised Series A-1 Certificate reflects the issuance of the Series A-2 Preferred Stock as a class of preferred stock which ranks at parity with the Series A-1 Preferred Stock.

This summary of the terms of the Revised Series A-1 Certificate is qualified in its entirety by reference to the Certificate of Amendment to the Certificate of Designation of Series A-1 Convertible Participating Preferred Stock of HC2 Holdings, Inc., adopted on January 5, 2015, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.3 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The Registration Rights Agreement amends and restates, in its entirety, the Amended and Restated Registration Rights Agreement entered into between the Company, the initial purchasers of the Series A Preferred Stock and the initial Purchasers of the Series A-1 Preferred Stock on September 22, 2014.

Item 3.02.	Unregistered Sales of Equity Securities.

Preferred Stock Issuance

The Series A-2 Preferred Stock described in Item 1.01 of this Current Report on Form 8-K is being issued and sold in the Private Placement without registration under the Securities Act, in reliance upon an exemption from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The Company is basing such reliance upon representations made by each Purchaser, including, but not limited to, representations as to the Purchaser’s status as an “accredited investor” and the Purchaser’s investment intent. The Series A-2 Preferred Stock is not being offered or sold by any form of general solicitation or general advertising. The Series A-2 Preferred Stock may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Anti-Dilution Adjustment Option Issuance

The information in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security holders.

The filing of the Certificate of Designation, the Revised Series A Certificate and the Revised Series A-1 Certificate and the issuance of the Series A-2 Preferred Stock affect the holders of the Common Stock and the Series A Preferred Stock, Series A-1 Preferred Stock and Series A-3 Preferred Stock to the extent provided in the Certificate of Designation, the Revised Series A Certificate and the Revised Series A-1 Certificate. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Anti-Dilution Adjustment Option Issuance

The Company filed a Form 8-K filed with the Securities and Exchange Commission on May 23, 2014 that disclosed, among other things, the grant of an option (the “Option”) to Philip Falcone, the President and Chief Executive Officer of the Company, to purchase 1,568,864 shares of Common Stock, at an exercise price of $4.56 per share. The number of shares for which the Option is exercisable and the exercise price of the Option are subject to adjustment for certain events, with the effect that at all times the Option as so adjusted will enable Mr. Falcone to purchase the same percentage ownership interest in the Company that the Option represented on its grant date. The Option contemplated that the anti-dilution adjustments would be in the form of additional options to be granted as of the date of the event requiring adjustment.

On October 26, 2014, the Company and Mr. Falcone reformed and clarified the Option (the “Option Clarification”) to clarify the operation of the anti-dilution provisions of the Option upon the issuance of rights, warrants, options, exchangeable securities or convertible securities entitling the holder thereof to subscribe for, purchase or otherwise acquire shares of the Company’s capital stock (each referred to as “Rights”) in light of the Company issuances discussed below. Specifically, pursuant to the terms of the Option Clarification, additional options granted to Mr. Falcone pursuant to the anti-dilution provisions upon the issuance of Rights (i) would have an exercise price equal to the greater of the fair market value of the Common Stock on the trading day immediately preceding the date of grant of the option or the price payable or deemed payable in respect of the applicable Common Stock upon the exercise or conversion of the Rights and (ii) would be exercisable as and to the extent the Rights are exercised or converted.

The Company’s issuance of the Series A-2 Preferred Stock required the issuance of additional options pursuant to the anti-dilution provisions of the Option. On January 7, 2015, the Company issued an option to purchase 169,697 shares of Common Stock at an exercise price of $8.25 per share (“Additional Options”). The Additional Options vest in three equal installments on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Falcone’s continued employment with the Company on each vesting date, and with accelerated vesting upon the occurrence of specified events. The Additional Options are exercisable as and to the extent that the Series A-2 Preferred Stock is converted into Common Stock. The Additional Options expire on May 20, 2024.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To create the Series A-2 Preferred Stock issuable under the Securities Purchase Agreement, the Company amended its amended and restated certificate of incorporation by filing the Certificate of Designation, the Revised Series A Certificate and the Revised Series A-1 Certificate on January 5, 2015, which are attached as Exhibits 4.1, Exhibit 4.2 and 4.3, respectively, hereto and incorporated herein by reference. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Certificate of Designation of Series A-2 Convertible Participating Preferred Stock of HC2 Holdings, Inc.

4.2	Certificate of Amendment to the Certificate of Designation of Series A Convertible Participating Preferred Stock of HC2 Holdings, Inc.

4.3	Certificate of Amendment to the Certificate of Designation of Series A-1 Convertible Participating Preferred Stock of HC2 Holdings, Inc.

10.1	Securities Purchase Agreement, dated as of January 5, 2015, by and among HC2 Holdings, Inc. and the Purchasers.

10.2	Second Amended and Restated Registration Rights Agreement, dated as of January 5, 2015, by and among HC2 Holdings, Inc., the initial purchasers of the Series A Preferred Stock, the initial Purchasers of the Series A-1 Preferred Stock and the Purchasers.

99.1	Press Release of the Company, dated January 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc. (Registrant)

Date: January 9, 2015	By:	/s/ Andrea L. Mancuso
	Name: Title:	Andrea L. Mancuso Acting General Counsel & Corporate Secretary